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                                                                   EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT

      eLoyalty Corporation, a Delaware corporation doing business as eLoyalty ("eLoyalty"), and Karen Bolton ("Employee") enter into this Employment Agreement ("Agreement") as of January 21, 2002 ("Effective Date").

      In consideration of the agreements and covenants contained in this Agreement, eLoyalty and Employee agree as follows:

      1. EMPLOYMENT DUTIES: eLoyalty shall employ Employee as a Senior Vice President. Employee shall have the normal responsibilities, duties and authority of a Senior Vice President of eLoyalty and shall, at the direction of eLoyalty's management, participate in the administration and execution of eLoyalty's policies, business affairs and operations. eLoyalty's Board of Directors or management may, from time to time, expand or contract such duties and responsibilities and may change Employee's title or position. Employee shall perform faithfully the duties assigned to Employee to the best of Employee's ability and shall devote Employee's full and undivided business time and attention to the transaction of eLoyalty's business.

      2. TERM OF EMPLOYMENT: The term of employment ("Initial Term of Employment") covered by this Agreement shall commence as of the effective date of this Agreement and continue until January 31 2004, subject to the provisions of paragraph 3 below. This Agreement may be renewed for additional one-year periods by the mutual written agreement of the parties ("Renewal Term"). The Initial Term of Employment and any Renewal Terms shall be hereinafter referred to as the "Term of Employment". If this Agreement is not renewed by the parties upon the expiration of the Initial Term of Employment or upon the expiration of any Renewal Term, eLoyalty shall, within 30 days from the expiration of the Initial Term of Employment or the expiration of the Renewal Term, as the case may be, pay to Employee a lump sum amount equivalent to six (6) months of Employee's normal salary (but not bonus) as Employee's severance payment, subject to ordinary tax and other withholdings in accordance with eLoyalty's normal payroll practices. In addition to the foregoing, if Employee fails to find reasonably comparable employment in the U.S., Australia or elsewhere by the end of the sixth (6th) month after the expiration of the Initial Term of Employment or the Renewal Term, as the case may be, eLoyalty hereby agrees to pay a further severance payment equivalent of six months of employee's normal salary (but not bonus and subject to ordinary tax and other withholdings), payable in monthly installments, unless Employee begins comparable employment with another employer during such time, in which case eLoyalty's obligations shall cease immediately. For the purposes of this Agreement, the term "comparable employment" shall mean any employment where Employee may earn annual cash compensation that is comparable with the annual cash compensation earned by Employee during the one year immediately prior to the termination of Employee's employment. If the parties fail to renew the Agreement upon expiration of the Initial

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Term of Employment, Employee agrees to use Employee's best efforts to secure comparable employment as soon as reasonably possible after such expiration and to notify eLoyalty in writing of such employment not later than one (1) business day after securing the same. As a condition of receiving severance under this Paragraph, Employee will be required to execute a general release and waiver, including but not limited to, a release of any and all claims and for any and all other damages resulting from Employee's termination from employment.

      3. TERMINATION: eLoyalty may terminate Employee's employment for any reason upon written notice to Employee, provided that unless (a) such termination is in the form of a non-renewal of this Agreement as described in paragraph 2 above (in which case the severance provisions of such paragraph 2 shall apply) or (b) eLoyalty has terminated Employee's employment for Serious Misconduct as described below, eLoyalty shall pay to Employee a lump sum amount equivalent to twelve (12) months of Employee's normal salary (but not bonus) as Employee's severance payment, subject to ordinary tax and other withholdings in accordance with eLoyalty's normal payroll practices. In the event of a termination requiring such a lump sum payment, eLoyalty will also continue Employee's health insurance benefits for the lesser of twelve (12) months from the effective date of termination (if Employee remains eligible under these health insurance plans) or until Employee begins employment with another employer during such time, at which time eLoyalty's obligations to continue Employee's health insurance benefits shall cease immediately. Employee shall notify eLoyalty in writing of such new employment not later than one (1) business day after securing the same. In addition, eLoyalty may terminate Employee's employment and this Agreement immediately without notice and with no severance pay and no benefit continuation if Employee engages in "Serious Misconduct." For purposes of this Agreement, "Serious Misconduct" means fraud, embezzlement, misappropriation of corporate funds, any acts of dishonesty, engaging in activities materially harmful to eLoyalty's reputation or business, conviction of a crime, willful refusal to perform or substantial disregard of Employee's assigned duties (including, but not limited to, refusal to travel or work the requested hours), or any violation of any statutory or common law duty of loyalty to eLoyalty. If Employee resigns from, or in any other way terminates, her employment during the Initial Term of Employment or during any subsequent Renewal Term, Employee shall not be entitled to any severance pay or continuation of her salary or benefits.

      4. CHANGE IN CONTROL.

      (a) Notwithstanding anything contained in this Agreement, if following a Change in Control (as defined in defined in Paragraph 4(b) below), (a) Employee's title, position, duties or salary is diminished and Employee resigns within 90 days after the diminishment becomes effective, or (b) Employee's position is eliminated or Employee's employment otherwise is terminated for reasons other than Serious Misconduct, eLoyalty shall pay to Employee a lump sum amount equivalent to twelve (12) months of Employee's normal salary (but not bonus) as Employee's severance payment, subject to ordinary tax and other withholdings in accordance with eLoyalty's normal payroll practices. In the event of a termination requiring such a lump sum payment, eLoyalty will

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also continue Employee's health insurance benefits for the lesser of twelve (12)
months from the effective date of termination (if Employee remains eligible under these health insurance plans) or until Employee begins employment with another employer during such time, at which time eLoyalty's obligations to continue Employee's health insurance benefits shall cease immediately. Employee shall notify eLoyalty in writing of such new employment not later than one (1) business day after securing the same.

      (b) The term "Change in Control" for the purposes hereunder shall be as defined in eLoyalty Corporation 2000 Stock Incentive Plan. Notwithstanding the foregoing, the following events and other events reasonably related to them, individually or in any aggregate combination, shall not be construed as a "Change in Control" of eLoyalty: (i) the private placement of eLoyalty preferred stock recently consummated between eLoyalty and affiliates of Technology Crossover Ventures and Sutter Hill Ventures ("Financing"); (ii) any tender offer made by eLoyalty to its employees pursuant to which employee stock options were exchanged for common stock of eLoyalty, (iii) the rights offering authorized by the eLoyalty's Board of Directors in conjunction with the Financing (the "Rights Offering"); (iv) any conversion of the preferred stock issued pursuant to the Financing and/or the Rights Offering into common stock of eLoyalty and (iv) the 1-10 reverse stock split authorized by eLoyalty's Board of Directors.

      5. SALARY: As compensation for Employee's services, eLoyalty shall pay Employee a base salary in the amount listed in EXHIBIT A to this Agreement. Employee's base salary shall be subject to annual review and may, at the discretion of eLoyalty's management, be adjusted from that listed in EXHIBIT A according to Employee's responsibilities, capabilities and performance during the preceding year.

      6. BONUSES: eLoyalty may elect to pay Employee annual bonuses. Payment of such bonuses, if any, shall be at the sole discretion of eLoyalty.

      7. EMPLOYEE BENEFITS: During the Term of Employment, Employee shall be entitled to participate in such employee benefit plans, including group pension, life and health insurance and other medical benefits, and shall receive all other fringe benefits as eLoyalty may make available generally to its Senior Vice Presidents. Subject to the eligibility requirements for such insurance, Employee's coverage for Accidental Death, Dismemberment, Short-Term and Long term Disability, Business Travel Accident Insurance and Life Insurance will begin on the Effective Date in accordance with the terms of eLoyalty's standard policy afforded to all its U.S.-based Senior Vice Presidents. eLoyalty agrees that it will, to the extent not in violation under the applicable laws, waive the one-year employment eligibility requirement under the Family and Medical Leave Act of 1993 in order to allow Employee to be immediately eligible for up to twelve-weeks of unpaid leave for certain family and medical reasons permitted such Act. Notwithstanding the foregoing, eLoyalty reserves the right to enforce all other eligibility requirements under the Family and Medical Leave Act of 1993.

      8. BUSINESS EXPENSES: eLoyalty shall reimburse Employee for all reasonable and necessary business expenses incurred by Employee in performing Employee's duties. Employee shall provide eLoyalty with supporting documentation

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sufficient to satisfy reporting requirements of the Internal Revenue Service and
eLoyalty. eLoyalty's determination as to reasonableness and necessary shall be final.

      9. RELOCATION EXPENSES: During the Initial Term of Employment under this Agreement, eLoyalty shall reimburse Employee for those re-location expenses, and pay Employee for certain allowances, as specifically described in EXHIBIT B attached hereto.

      10. VACATION AND SICK DAYS: Employee will be entitled to vacation time in accordance with eLoyalty's standard policy for U.S.-based Senior Vice Presidents. In addition to the foregoing, Employee will also be entitled to use any of Employee's current unused vacation time from Employee's employment with eLoyalty Corporation (Australia) Pty. Ltd. ("eLoyalty Australia") which has been accrued up to the Effective Date and which was not paid out in any manner by eLoyalty Australia to Employee upon Employee's termination of employment with eLoyalty Australia. Any vacation time used by Employee on and after the Effective Date will first be counted against the unused vacation time transferred from eLoyalty Australia. Employee acknowledges that eLoyalty will not be paying any long service leave to Employee under the applicable Australian laws.

      11. NONCOMPETITION AND NONDISCLOSURE: Employee acknowledges that the successful development and marketing of eLoyalty's professional services and products require substantial time and expense. Such efforts generate for eLoyalty valuable and proprietary information ("Confidential Information") which gives eLoyalty a business advantage over others who do not have such information. Confidential Information of eLoyalty and its clients and prospects includes, but is not limited to, the following: business strategies and plans; proposals; deliverables; prospects and customer lists; methodologies; training materials; and computer software. Employee acknowledges that during the Term of Employment, Employee will obtain knowledge of such Confidential Information. Accordingly, Employee agrees to undertake the following obligations which Employee acknowledges to be reasonably designed to protect eLoyalty's legitimate business interests without unnecessarily or unreasonably restricting Employee's post-employment opportunities:

      (a) Upon termination of the Term of Employment for any reason, Employee shall return all eLoyalty property, including but not limited to computer programs, files, notes, records, charts, or other documents or things containing in whole or in part any of eLoyalty's Confidential Information;

      (b) During the Term of Employment and subsequent to termination, Employee agrees to treat all such Confidential Information as confidential and to take all necessary precautions against disclosure of such information to third parties during and after Employee's employment with eLoyalty . Employee shall refrain from using or disclosing to any person, without the prior written approval of eLoyalty's Chief Executive Officer any Confidential Information unless at that time the information has become generally and lawfully known to eLoyalty's competitors;

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      (c) Without limiting the obligations of paragraph 11(b), Employee shall not, for a period of one year following Employee's termination of employment for any reason, for Employee's self or as an agent, partner or employee of any person, firm or corporation, engage in the practice of consulting or related services for (1) any client of eLoyalty, for whom Employee performed services, or (2) any prospective eLoyalty client to whom Employee submitted, or assisted in the submission of a proposal during the one year period preceding Employee's termination of employment, provided however, that unless eLoyalty decides to re-establish its business in Australia, Employee shall not be deemed to be in breach of this provision if Employee engages in such restricted activities in Australia as described in this sub-clause (c);

      (d) During a one year period immediately following Employee's termination of employment for any reason, Employee shall not induce or assist in the inducement of any eLoyalty employee away from eLoyalty's employ or from the faithful discharge of such employee's contractual and fiduciary obligations to serve eLoyalty's interests with undivided loyalty;

      12. REMEDIES: Employee recognizes and agrees that a breach of any or all of the provisions of paragraph 11 will constitute immediate and irreparable harm to eLoyalty's business advantage, including but not limited to eLoyalty's valuable business relations, for which damages cannot be readily calculated and for which damages are an inadequate remedy. Accordingly, Employee acknowledges that eLoyalty shall therefore be entitled to an order enjoining any further breaches by the Employee. Employee agrees to reimburse eLoyalty for all costs and expenses, including reasonable attorneys' fees incurred by eLoyalty in connection with the enforcement of its rights under any provision of this Agreement.

      13. INTELLECTUAL PROPERTY: During the Term of Employment, Employee shall disclose to eLoyalty all ideas, inventions and business plans which Employee develops during the course of Employee's employment with eLoyalty, which relate directly or indirectly to eLoyalty's business, including but not limited to any computer programs, processes, products or procedures which may or may not, upon application, be protected by patent or copyright. Employee agrees that any such ideas, inventions or business plans shall be the property of eLoyalty and that Employee shall, at eLoyalty's request and cost, provide eLoyalty with such assurances as is necessary to secure a patent or copyright.

      14. ASSIGNMENT: Employee acknowledges that the services to be rendered pursuant to this Agreement are unique and personal. Accordingly, Employee may not assign any of Employee's rights or delegate any of Employee's duties or obligations under this Agreement. eLoyalty may assign its rights, duties or obligations under this Agreement to a subsidiary or affiliated company of eLoyalty or purchaser or transferee of a majority of eLoyalty's outstanding capital stock or a purchaser of all, or substantially all, of the assets of eLoyalty.

      15. NOTICES: All notices shall be in writing, except for notice of termination of employment, which may be oral if confirmed in writing within 14 days. Notices

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intended for eLoyalty shall be sent by registered or certified mail addressed to it at c/o eLoyalty's General Counsel, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045 or its current principal office, and notices intended for Employee shall be either delivered personally to Employee or sent by registered or certified mail addressed to Employee's last known address.

      16. ENTIRE AGREEMENT: This Agreement and Exhibits A and B attached hereto constitute the entire agreement between eLoyalty and Employee. Neither Employee nor eLoyalty may modify this Agreement by oral agreements, promises or representations. The parties may modify this Agreement only by a written instrument signed by the parties.

      17. APPLICABLE LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

      18. MEDIATION OF DISPUTES: Neither party shall initiate arbitration or other legal proceedings (except for any claim under Paragraph 11 of this Agreement), against the other party, or, in the case of eLoyalty, any of its directors, officers, employees, agents, or representatives, relating in any way to this Agreement, to Employee's employment with eLoyalty, the termination of Employee's employment or any or all other claims that one party might have against the other party until 30 days after the party against whom the claim[s] is made ("Respondent") receives written notice from the claiming party of the specific nature of any purported claim and the amount of any purported damages. Employee and eLoyalty further agree that if Respondent submits the claiming party's claim to JAMS/Endispute, for nonbinding mediation, in Chicago, Illinois, prior to the expiration of such 30 day period, the claiming party may not institute arbitration or other legal proceedings against Respondent until the earlier of (i) the completion of nonbinding mediation efforts, or (ii) 90 days after the date on which the Respondent received written notice of the claimant's claim.

      19. BINDING ARBITRATION: Employee and eLoyalty agree that all claims or disputes relating to Employee's employment with eLoyalty or the termination of such employment, and any and all other claims that Employee might have against eLoyalty, any eLoyalty director, officer, employee, agent, or representative, and any and all claims or disputes that eLoyalty might have against Employee (except for any claims under Paragraph 11 of this Agreement) shall be resolved under the Expedited Commercial Rules of the American Arbitration Association in Illinois. If either party pursues a claim and such claim results in an Arbitrator's decision, both parties agree to accept such decision as final and binding. eLoyalty and Employee agree that any litigation under Paragraph 10 of this Agreement shall be brought in a relevant court, state or federal, in Illinois.

      20. SEVERABILITY: Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity,

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without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      21. WORK AUTHORIZATION. This Agreement and eLoyalty's obligations hereunder are subject to Employee's receipt of the appropriate U.S. work authorization from the U.S. Immigration and Naturalization Office (INS) and to Employee's maintenance of such appropriate U.S. work authorization during the Term of Employment. If Employee fails to obtain the appropriate U.S. work authorization from the INS before the Effective Date, or fails to maintain the appropriate U.S. work authorization from the INS during the Term of Employment, eLoyalty shall have the right to, notwithstanding anything contained in Section 3 hereunder, immediately terminate this Agreement upon written notice to Employee without any further liability to Employee.

      22. ACCELERATION OF EQUITY INCENTIVE AWARDS.

      (a) OUTSTANDING EQUITY INCENTIVE AWARDS. Subject to the approval of eLoyalty's Board of Directors and the terms and conditions of the eLoyalty Corporation 1999 Stock Incentive Plan and/or the eLoyalty Corporation 2000 Stock Incentive Plan, as applicable, the Offer to Exchange Certain Outstanding Stock Options for the Right to Receive Shares of Common Stock (the "Offer to Exchange"), and the applicable Stock Option Agreement(s) and/or Installment Stock Award Agreement(s), as separately amended by the parties, eLoyalty agrees that:

            (I) if Employee completes the Initial Term of Employment (that is, Employee has not resigned or been terminated by eLoyalty for any reason during such Initial Term of Employment): (i) the stock options granted by eLoyalty to Employee prior to the Effective Date hereunder and listed in EXHIBIT A hereto will become immediately exercisable at the expiration of the Initial Term of Employment with respect to any or all of the remaining shares subject thereto; and (ii) any or all of the shares remaining subject to the installment stock awards granted by eLoyalty to Employee prior to the Effective Date hereunder and listed in EXHIBIT A hereto will become issuable at the expiration of the Initial Term of Employment; or

            (II) if the parties renew this Agreement for any additional Renewal Terms, then in lieu of Section 22(a)(I) above, (i) the stock options granted by eLoyalty to Employee prior to the Effective Date hereunder and listed in EXHIBIT A hereto will become immediately exercisable at the earlier of the termination of Employee's employment during such Renewal Term (other than termination by eLoyalty for Serious Misconduct) or expiration of such Renewal Term with respect to any or all of the remaining shares subject thereto; and (ii) any or all of the shares remaining subject to the installment stock awards granted by eLoyalty to Employee prior to

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                  the Effective Date hereunder and listed in EXHIBIT A hereto will become issuable at the earlier of the termination of Employee's employment during such Renewal Term (other than termination by eLoyalty for Serious Misconduct) or expiration of such Renewal Term. If Employee's employment is terminated by eLoyalty during the Renewal Term for Serious Misconduct, any stock option or installment stock award that remains outstanding but unvested will terminate in its entirety upon the effective date of Employee's termination of employment.

            The accelerated vesting of any stock options described in this
            Section 22(a) shall not otherwise alter any other terms and conditions of the stock options set forth in Employee's applicable stock option agreement(s).

      (b) FUTURE EQUITY INCENTIVE AWARDS. Subject to the approval of eLoyalty's Board of Directors and the terms and conditions of the eLoyalty Corporation 1999 Stock Incentive Plan and/or the eLoyalty Corporation 2000 Stock Incentive Plan, as applicable, and any stock option agreements and/or restricted stock agreements entered into by Employee and eLoyalty, in the event eLoyalty grants Employee options to purchase eLoyalty's common stock after the Effective Date hereunder ("Future Option Grants) or additional restricted shares of eLoyalty common stock after the Effective Date hereunder ("Future Restricted Stock Awards") , eLoyalty agrees to accelerate the vesting of such Future Option Grants and Future Restricted Stock Awards as set forth below:

            (I) Upon Employee's completion of the Initial Term of Employment (that is, Employee has not resigned or been terminated by eLoyalty for any reason during such Initial Term of Employment):

                  i. any outstanding Future Options Grants will become immediately exercisable on January 31, 2004 with respect to the portion of shares of eLoyalty common stock remaining subject thereto for which the Future Option Grants otherwise would become exercisable as of June 30, 2004 if Employee were to continue in the employ of eLoyalty through June 30, 2004; and

                  ii. any outstanding Future Restricted Stock Awards will become immediately vested on January 31, 2004 with respect to the portion of restricted shares of eLoyalty common stock remaining subject thereto that would have vested as of June 30, 2004 if Employee were to continue in the employ of eLoyalty through June 30, 2004.

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            (II)  If this Agreement is renewed by the mutual written agreement of the parties for an additional one year period after the Initial Term of Employment, upon Employee's completion of such additional one-year Renewal Term (that is, Employee has not resigned or been terminated by eLoyalty for any reason during such Renewal Term):

                  i. any outstanding Future Options Grants will become immediately exercisable on January 31, 2005 with respect to the portion of shares of eLoyalty common stock remaining subject thereto for which the Future Option Grants otherwise would become exercisable as of January 31, 2006 if Employee were to continue in the employ of eLoyalty through January 31, 2006; and

                  ii. any Future Restricted Stock Awards will become immediately vested on January 31, 2005 with respect to the portion of restricted shares of eLoyalty common stock remaining subject thereto that would have vested as of January 31, 2006 if Employee were to continue in the employ of eLoyalty through January 31, 2006.

      23. Employee acknowledges that Employee has read, understood and accepts the provisions of this Agreement.

eLoyalty Corporation                            Karen Bolton

By: /s/ Steven Pollema                          /s/ Karen Bolton
    ---------------------------                 ----------------------

Position: Senior Vice President
          ---------------------

Date: February 1, 2002                          Date: January 31, 2002

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                                    EXHIBIT A
                           BASE SALARY, EFFECTIVE DATE
                                       AND
             OUTSTANDING STOCK OPTIONS AND INSTALLMENT STOCK AWARDS
                        GRANTED PRIOR TO EFFECTIVE DATE

EMPLOYEE:         Karen Bolton

POSITION:         Senior Vice President

BASE SALARY:      US$250,000

EFFECTIVE DATE:   January 21, 2002

NUMBER OF SHARES (AFTER TAKING INTO ACCOUNT ELOYALTY'S 1-10 REVERSE STOCK SPLIT) SUBJECT TO OUTSTANDING STOCK OPTIONS GRANTED BY ELOYALTY TO EMPLOYEE PRIOR TO THE EFFECTIVE DATE (AS DESCRIBED IN PARAGRAPH 22(A) OF THE AGREEMENT): 2,000 (this includes shares subject to both vested and unvested stock options as of the Effective Date)

NUMBER OF SHARES (AFTER TAKING INTO ACCOUNT ELOYALTY'S 1-10 REVERSE STOCK SPLIT) SUBJECT TO OUTSTANDING INSTALLMENT STOCK AWARDS GRANTED BY ELOYALTY TO EMPLOYEE PRIOR TO THE EFFECTIVE DATE (AS DESCRIBED IN PARAGRAPH 22(A) OF THE AGREEMENT):
6,099

                                                ________________________________
                                                Karen Bolton

                                                ________________________________
                                                Date

                                                ________________________________
                                                eLoyalty Corporation

                                                ________________________________
                                                Date

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                                    EXHIBIT B
                        REIMBURSABLE RELOCATION EXPENSES

(I)   GENERAL RELOCATION RULES:

Employee acknowledges and agrees that:

      (a) The terms of this Exhibit B shall apply only during the Initial Term of Employment. In the event that Employee desires for the Agreement to be extended for one or more Renewal Terms, then, not later that thirty (30) days prior to the expiration of the Initial Term of Employment, Employee shall initiate discussions with eLoyalty regarding the reimbursement and allowance obligations of eLoyalty that will apply during any such Renewal Term and the parties will negotiate in good faith to reach agreement regarding such obligations, to be set forth in a substitute Exhibit B.

      (b) If Employee resigns from her employment with eLoyalty, or is terminated by eLoyalty for Serious Misconduct at anytime during the Term of Employment, Employee's rights to receive reimbursement of all relocation expenses and payment of any all allowances, if any, described hereunder (collectively, "Relocation Costs") will terminate immediately, including, without limitation, Employee's rights to receive any reimbursement for the final return trip as set forth in Paragraph 2(d) below, reimbursement for the return moving costs as set forth in Paragraph 3(c) below and to receive outplacement assistance as set forth in Paragraph 11 below. In such event, Employee will be solely responsible for any costs or expenses incurred by Employee after the termination of Employee's employment, including without limitation, any monthly payments required for Employee's housing or automobile leased by Employee as a result of Employee's relocation to the U.S. Employee will indemnify and hold harmless eLoyalty (and its subsidiaries, parent and sister companies and their agents, employees, officers and directors) from any and all liabilities, costs and expenses (included, but not limited to, attorney's fees) arising in connection with any claims by third parties against eLoyalty with respect to any such costs or expenses incurred by Employee after the date of Employee's termination of employment.

      (c) Unless specifically set forth otherwise below, if Employee resigns from eLoyalty's employment on or before January 31, 2003, or is terminated by eLoyalty for Serious Misconduct on or before January 31, 2003, Employee will be required to repay eLoyalty a pro-rata portion of all Relocation Costs paid by eLoyalty to Employee hereunder, amounting to 1/12 of the Relocation Costs for each month between the effective date of termination of Employee's employment and January 31, 2003. Employee will not be obligated to repay eLoyalty for Relocation Costs reimbursed or paid by eLoyalty hereunder if Employee is terminated by eLoyalty for any reason other than Serious Misconduct on or before January 31, 2003. If Employee resigns or if Employee is terminated by eLoyalty for any reason (including Serious Misconduct) after January 31, 2003, Employee will not be obligated to repay eLoyalty for any Relocation Costs reimbursed or paid by eLoyalty hereunder which were incurred by Employee after January 31, 2003.

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      (d) If Employee is terminated by eLoyalty for any reason other than for
Serious Misconduct during the Term of Employment, Employee's rights to receive reimbursement of all Relocation Costs, if any, will also terminate immediately, except for: (i) reimbursement of monthly housing lease payments under the Lease until January 31, 2004 as described in Section (II)(4)(a) hereunder; (ii) reimbursement of monthly auto lease payments under the Auto Lease until January 31, 2004 as described in Section (II)(6)(a) hereunder; (iii) reimbursement for the final return trip as set forth in Paragraph 2(d) below; (iv) reimbursement for the return moving costs as set forth in Paragraph 3(c) below; and (v) outplacement assistance as set forth in Paragraph 11 below.

      (e) If permitted under applicable laws, eLoyalty reserves the right to offset all repayments due from Employee hereunder against amounts payable by eLoyalty to Employee under this Agreement, if any, upon termination or expiration of the Term of Employment.

      (f) eLoyalty shall have the right to proceed against Employee or Employee's property in a court in any location to enable eLoyalty to enforce a judgment or other court order entered in favor of eLoyalty. Employee waives any objection that Employee may have to the location of the court in which eLoyalty has commenced a proceeding.

      (g) Employee must submit original receipts for all expense reimbursement set forth herein.

(II)  REIMBURSABLE RELOCATION EXPENSES AND ALLOWANCES:

Subject to the provisions of Section (I) above and in consideration of Employee's relocation from Australia to the United States to work as an employee of eLoyalty for the Initial Term of Employment, eLoyalty agrees to reimburse Employee for those relocation costs listed below:

1.    House-hunting Trip.

      (a) House-hunting Expenses: eLoyalty will reimburse Employee for Employee's reasonable expenses incurred in a one-week house-hunting trip in the U.S not to exceed Twenty-Five Thousand United States Dollars (US$25,000), provided that Employee complies with eLoyalty's current expense policy. Such expenses reimbursable by eLoyalty will include: (1) a roundtrip business class airfare for each of Employee, Employee's spouse and Employee's child for such house-hunting trip, (2) reasonable hotel accommodations for a week and (3) rental car and other reasonable travel expenses incurred in connection with Employee's house hunting activities.

      (b) Relocation Consultant: Employee may use the services of an independent relocation consultant approved by eLoyalty in connection with Employee's house hunting activities, and eLoyalty will, at its sole discretion, either directly pay to such relocation consultant, or reimburse Employee, for the reasonable costs of such services, provided such costs do not exceed One Thousand United States Dollars (US$1,000).

2.    Airfares.

      (a) Initial Trip: eLoyalty will reimburse Employee for the purchase of one business-class airfare for each of Employee, Employee's spouse and Employee's child associated with Employee's final move from Sydney, Australia to Chicago, Illinois. Such travel expenses will be reimbursed based on the most direct route.

      (b) Annual Trips: As long as Employee remains in the employ of eLoyalty, eLoyalty will, during the Initial Term of Employment, reimburse Employee for Employee's purchase of roundtrip airfares from the United States to Australia, for Employee, Employee's spouse, Employee's child and/or Employee's spouse's parents, provided that such reimbursement shall not exceed the net amount of Fifty-Six Thousand United States Dollars (US$56,000) per year ("Annual Airfare Budget"). The parties agree to review the Annual Airfare Budget promptly after December 31, 2002 to determine if the Annual Airfare Budget of Fifty-Six Thousand United States Dollars (US$56,000) would be sufficient to cover two round-trip business class airfares for each of Employee, Employee's spouse, Employee's child and one round-trip business class airfare for each of Employee's spouse's parents for the calendar year of 2003. If the parties mutually agree that such Annual Airfare Budget of Fifty-Six Thousand United States Dollars (US$56,000) would be materially insufficient, the parties will negotiate in good faith for an equitable adjustment to such Annual Airfare Budget for the calendar year of 2003.

      (c) Emergency Trips: As long as Employee remains in the employ of eLoyalty, eLoyalty will, during the Initial Term of Employment, reimburse Employee for the purchase of business class airfare for Employee's emergency trips back to Australia, provided that eLoyalty shall have the final determination in its sole discretion as to whether any such trips proposed to be undertaken by Employee qualify as an "emergency trip".

      (d) Final Return Trip: If at the expiration of any Term or if Employee is terminated by eLoyalty during the Term of Employment for any reason other than for Serious Misconduct and Employee decides to return back to Australia within twelve (12) months after such termination or expiration of the Term of Employment, eLoyalty will purchase for each of Employee, Employee's spouse and Employee's child a business class airfare for a one-way trip from the U.S. to NSW, Australia. This trip may be direct or indirect, provided that the total cost is no greater than the cost of a direct one-way trip from the U.S. to NSW, Australia.

3.    Shipment of Household Goods and/or Personal Effects:

      (a) Initial Moving Costs: eLoyalty will directly pay for the initial shipment of Employee's furnishings and personal effects from Employee's primary residence in Australia to the State of Illinois, U.S., provided that Employee has obtained eLoyalty's prior approval of such shipping costs payable by eLoyalty.

      (b) Temporary Furniture Rental Pending Shipment: If there is an interim period that Employee requires furnishings in the U.S. while waiting for the arrival of Employee's furnishings that were shipped from Australia to the U.S. as described in Paragraph 1(a) above, eLoyalty will, as long as Employee remains in the employ of eLoyalty during such interim period, reimburse Employee for the reasonable costs incurred by Employee during this interim period for the rental of any such temporary furnishings in the U.S., provided that Employee has obtained eLoyalty's prior approval of such temporary furniture rental costs reimbursable by eLoyalty.

      (c) Return Moving Costs. If at the expiration of any Term or if Employee is terminated by eLoyalty during the Term of Employment for any reason other than for Serious Misconduct and Employee decides to return back to Australia within twelve (12) months after such termination or expiration of the Term of Employment, eLoyalty shall directly pay for the reasonable costs of shipping Employee's furnishings and personal effects from the State of Illinois, U.S. to Employee's primary residence in Australia, provided that Employee has obtained eLoyalty's prior approval of such return shipping costs payable by eLoyalty.

4.    Monthly Housing Allowance; Lease Deposit; and Utilities Setup Charges.

      (a)   Monthly Housing Allowance.

            - In connection with Employee's relocation to the U.S. hereunder, Employee has executed a written lease ("Lease") with Howard Kaplan and Louis Natanshon (collectively, "Lessor") for housing in the U.S. for a period of two years, commencing from February 1, 2002 ("Lease Effective Date") and expiring on January 31, 2004 ("Lease Expiration Date").

            - eLoyalty has directly paid to Lessor the net amount of Five Thousand Dollars (U.S.$5,000) representing payment for the first month (the month of February 2002) under the lease ("First Month Payment") and the net amount of Five Thousand Five Hundred Dollars (U.S.$5,500) representing payment for the final month (the month of January
                  2004) under the Lease ("Last Month Prepayment").

            - In addition, as long as Employee remains in the employ of eLoyalty until January 31, 2004, eLoyalty will, at eLoyalty's sole discretion, either pay to Employee or directly to Lessor:
                  (i) the net amount of Five Thousand United States Dollars (US$5,000) a month to be applied against Employee's monthly payments required under the Lease from March 1, 2002 to January 31, 2003, and (ii) the net amount of Five Thousand Five Hundred United States Dollars (US$5,500) a month to be applied against Employee's monthly payments required under the Lease from February 1, 2003 to December 31, 2003. Such monthly housing allowance will be paid by eLoyalty, at eLoyalty's sole discretion, to Employee or the Lessor no later than the first of each month from March 1, 2002.

            - If eLoyalty is a guarantor of such Lease and Employee fails to remit to Lessor any such monthly lease payments made by eLoyalty to Employee hereunder, Employee will indemnify and hold harmless eLoyalty (and its subsidiaries, parent and sister companies and their agents, employees, officers and directors) from any and all liabilities, costs and expenses (included, but not limited to, attorney's fees) arising in connection with any claims by Lessor or any third parties against eLoyalty for such monthly payments due under the Lease which have been paid by eLoyalty to Employee. If eLoyalty is a guarantor of such Lease, Employee may not renew the Lease at the Lease Expiration Date without eLoyalty's prior written consent.

            - Consistent with Section (I)(b) (General Relocation Rules), all such monthly lease payments under this Paragraph 4(a) will cease immediately if eLoyalty terminates Employee for Serious Misconduct or Employee resigns at any time and Employee will be solely responsible for all payments due under the Lease after the date of such termination or resignation. In such event, Employee will indemnify and hold harmless eLoyalty (and its subsidiaries, parent and sister companies and their agents, employees, officers and directors) from any and all liabilities, costs and expenses (included, but not limited to, attorney's fees) arising in connection with any claims by Lessor or any third parties against eLoyalty for such payments due under the Lease after the date of such termination or resignation.

            - In addition, if eLoyalty terminates Employee for Serious Misconduct or Employee resigns at any time prior to January 31, 2003, Employee will repay to eLoyalty a pro-rata portion of all monthly lease payments (including, without limitation, a pro-rata portion of the First Month Payment and the Last Month Prepayment) paid by eLoyalty to

                  Employee and/or Lessor hereunder as further described under Section (I)(c) (General Relocation Rules).

            - If Employee is terminated by eLoyalty for any reason other than for Serious Misconduct during the Initial Term of Employment, eLoyalty will, at its sole discretion, either reimburse Employee, or pay the Lessor, for all monthly payments remaining under the Lease from Employee's date of termination to the Lease Expiration Date, provided that at eLoyalty's request, Employee will fully cooperate with eLoyalty in negotiating the early termination of the Lease with Lessor.

      (b) Lease Deposit. eLoyalty has paid directly to the Lessor, a one-time security deposit ("Deposit") in the amount of one month's rent required under the Lease. Employee will ensure that eLoyalty receives a full refund of such Deposit upon the termination or expiration of such Lease. Employee agrees that it will immediately remit to eLoyalty all such Deposit proceeds refunded by the Lessor to Employee. Notwithstanding anything contained in this Agreement, if Employee resigns or is terminated by eLoyalty prior to January 31, 2004, Employee will immediately repay to eLoyalty all such Deposit (not any pro-rata portion) paid by eLoyalty and Employee shall be entitled to retain any such Deposit proceeds refunded by the Lessor to Employee at the termination or expiration of such Lease. eLoyalty reserves the right to offset its loss of any portion of such Deposit against any amounts payable by eLoyalty to Employee upon termination or expiration of the Term of Employment.

      (c) Initial Utilities Set-Up Charges. Employee will be reimbursed for all actual and reasonable one-time costs charged by the various utility companies for the initial set up of the necessary utilities (such as telephone, electric, gas, etc.) in Employee's first leased home in the U.S. during the Initial Term of Employment.

5. Appliances. In the event that the first home Employee leases in the U.S. does not have any necessary major appliances such as a washer, dryer or dish washer, eLoyalty will, during the Initial Term of Employment, reimburse Employee for Employee's purchase of such necessary major appliances, provided that Employee remains in the employ of eLoyalty during such Initial Term of Employment. eLoyalty will also, during the Initial Term of the Agreement, either purchase or rent miscellaneous small electrical appliances for Employee's use that are deemed reasonable and necessary by eLoyalty, such as toaster, hair dryer, alarm clock, microwave, or television, provided that Employee remains in the employ of eLoyalty during such Initial Term of Employment. The aggregate amount of such purchase and/or lease of the reasonably necessary major appliances and small electrical appliances reimbursable by eLoyalty during the Initial Term of the Agreement shall not exceed Seven Thousand Five Hundred United States Dollars (US$7,500).

6. Automobile Lease Allowance; Automobile Registration Costs; Sale of Australia Automobiles

      (a)   Automobile Lease Allowance.

            - During the Initial Term of Employment, eLoyalty will, at eLoyalty's sole discretion, pay to Employee or directly to the applicable automobile leasing company ("Auto Lessor"), the net amount of Seven Hundred and Fifteen United States Dollars (US$715) per month to be applied against Employee's monthly payments required for Employee's lease of an automobile in the U.S ("Automobile Lease") until January 31, 2004 ("Automobile Lease Expiration Date"). In addition to the foregoing, eLoyalty has paid directly to the Auto Lessor, a one-time lease acquisition payment ("Acquisition Payment") of One Thousand Dollars (US$1,000), which covers the costs of acquiring the necessary registration and license plates to operate the leased automobile in the U.S. as well as other related local governmental fees charged. In no event shall eLoyalty be responsible for reimbursing or paying Employee or Auto Lessor any other associated costs of operating such leased automobile (e.g. gasoline, car insurance, repairs and maintenance, renewal registration, vehicle stickers, etc.)

            - Consistent with Section (I)(b) (General Relocation Rules), all such monthly lease payments under this Paragraph 6(a) will cease immediately if eLoyalty terminates Employee for Serious Misconduct or Employee resigns at any time during the Initial Term of Employment, and Employee will be solely responsible for all payments due under the Automobile Lease after the date of such termination or resignation. In such event, Employee will indemnify and hold harmless eLoyalty (and its subsidiaries, parent and sister companies and their agents, employees, officers and directors) from any and all liabilities, costs and expenses (included, but not limited to, attorney's fees) arising in connection with any claims by the Auto Lessor or any third parties against eLoyalty for such payments due under the Automobile Lease after the date of such termination or resignation.

            - In addition, if eLoyalty terminates Employee for Serious Misconduct or Employee resigns at any time prior to January 31, 2003, Employee will repay to eLoyalty a pro-rata portion of all monthly lease payments paid by eLoyalty to Employee hereunder as further described under Section (I)(c) (General Relocation Rules).

            - If Employee is terminated by eLoyalty for any reason other than for Serious Misconduct during the Initial Term of Employment, eLoyalty will, at its sole discretion, and either reimburse Employee, or pay to the Auto Lessor, for all monthly payments remaining under the Automobile Lease from Employee's date of termination to the Automobile Lease Expiration Date, provided that at eLoyalty's request, Employee will fully cooperate with eLoyalty in negotiating the early termination of the Auto Lease with Auto Lessor.

      (b) Sale of Employee's Automobiles in Australia. eLoyalty will reimburse Employee for losses that Employee incurs as a result of the sale of two automobiles owned by Employee in Australia in connection with Employee's relocation to the U.S., provided that such reimbursement by eLoyalty shall not exceed Sixteen Thousand United Stated Dollars (US$16,000) for both vehicles and Employee must have used Employee's best efforts to mitigate any such losses.

7. Land Tax. As long as Employee remains in the employ of eLoyalty, eLoyalty will, during the Initial Term of Employment, reimburse Employee for the reasonable annual cost of Employee's land tax bill on Employee's current primary residence in Australia (which is the special tax incurred by Employee as Employee will not be living at such primary residence in Australia), which are above and beyond the normal real estate taxes Employee pays on such primary residence and which solely are attributable to Employee's absence from such residence as a result of Employee's relocation to the U.S. to work for eLoyalty. Employee estimates that as of the Effective Date of this Agreement, such amount reimbursable by eLoyalty is approximately US$4,000 and that the first installment would be payable in July 2002.

8. Visa Processing. As long as Employee remains in the employ of eLoyalty, eLoyalty will, during the Initial Term of Employment, pay, or reimburse Employee, for reasonable costs to obtain the proper work authorization from the U.S. Immigration and Naturalization Office (INS) for Employee's U.S. relocation and any necessary dependent U.S. visas required for Employee's spouse and Employee's child in connection with their relocation to the U.S. as a result of Employee's employment by eLoyalty in the U.S.

9.    Taxes.

      (a) Grossing up for Taxes. As long as Employee remains in the employ of eLoyalty, eLoyalty will, during the Initial Term of Employment, reimburse Employee for any incremental taxes actually incurred by Employee (both US and foreign) under the items set forth in Paragraphs 1 through 8 above. eLoyalty will calculate any incremental tax resulting from these items and gross-up Employee's compensation in an amount adequate to offset the increased tax cost.

      (b) Tax Returns Preparation Costs. As long as Employee remains in the employ of eLoyalty, eLoyalty will, during the Initial Term of Employment, pay PriceWaterhouseCoopers (PWC) to prepare both Employee's annual U.S. and Australian income tax returns.

10. Outplacement Assistance. If Employee's employment is terminated by eLoyalty for any reason other than for Serious Misconduct, eLoyalty will provide Employee with up to ninety (90) days of reasonable outplacement assistance, in the geography elected by the Employee, from the outplacement firm of Drake Beam (or another similar outplacement firm designated by eLoyalty) as such services are generally provided to terminated eLoyalty employees.

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

      THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of the 20th day of October, 2003, by and between eLoyalty Corporation, a Delaware corporation ("eLoyalty"), and Karen Bolton, a resident of the State of Illinois ("Employee").

                                    RECITALS

      A. eLoyalty and Employee are parties to that certain Employment Agreement, dated as of January 21, 2002 (the "Agreement"), setting forth the terms and conditions of Employee's employment with eLoyalty.

      B. The parties desire to amend the Agreement as set forth herein to reflect the changes in the terms and conditions of Employee's employment resulting the mutual decision to extend the term of Employee's employment.

      NOW, THEREFORE, in consideration of the Recitals, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

      2. The Term of Employment is hereby extended for a period of three (3) successive Renewal Terms (the third such Renewal Term being a partial term of eleven (11) months), ending on December 31, 2006.

      3. The Agreement hereby is amended by deleting Exhibit B attached thereto and inserting in lieu thereof Attachment 1 attached hereto.

      4. The Agreement shall remain unmodified other than as expressly set forth herein and, as so modified, shall remain in full force and effect.

      5. This Amendment shall be governed in all respects by the laws of the State of Illinois.

      6. This Amendment shall be effective only upon approval hereof by the Compensation Committee of eLoyalty's Board of Directors, which approval shall be sought at the next regular meeting of such committee, currently scheduled for November 6, 2003.

IN WITNESS WHEREOF, Employee and the duly authorized officer of eLoyalty have executed this Amendment as of the date set forth above.

Employee                              eLoyalty Corporation

/s/ Karen Bolton                      By: /s/ Kelly D. Conway
----------------                          -------------------
    Karen Bolton                      Title: President & Chief Executive Officer

                                  ATTACHMENT 1

                                    EXHIBIT B
                        REIMBURSABLE RELOCATION EXPENSES

(I)   GENERAL RELOCATION RULES:

Employee acknowledges and agrees that:

      (a) The terms of this Exhibit B shall apply only during the Initial Term of Employment and the first three (3) Renewal Terms (the third such Renewal Term being a partial term of eleven (11) months) (collectively, the "Applicable Term"). In the event that Employee desires for the Agreement to be extended for one or more additional Renewal Terms, then, not later that thirty (30) days prior to the expiration of the Applicable Term, Employee shall initiate discussions with eLoyalty regarding the reimbursement and allowance obligations of eLoyalty that will apply during any such Renewal Term and the parties will negotiate in good faith to reach agreement regarding such obligations, to be set forth in a substitute Exhibit B.

      (b) If Employee resigns from her employment with eLoyalty, or is terminated by eLoyalty for Serious Misconduct at anytime during the Term of Employment, Employee's rights to receive reimbursement of all relocation expenses and payment of any all allowances, if any, described hereunder (collectively, "Relocation Costs") will terminate immediately, including, without limitation, Employee's rights to receive any reimbursement for the final return trip as set forth in Section II, Paragraph 1(c) below, reimbursement for the return moving costs as set forth in Section II, Paragraph 2 below and to receive outplacement assistance as set forth in Section II, Paragraph 8 below. In such event, Employee will be solely responsible for any costs or expenses incurred by Employee after the termination of Employee's employment, including without limitation, any monthly payments required for Employee's housing as a result of Employee's relocation to the U.S. Employee will indemnify and hold harmless eLoyalty (and its subsidiaries, parent and sister companies and their agents, employees, officers and directors) from any and all liabilities, costs and expenses (included, but not limited to, attorney's fees) arising in connection with any claims by third parties against eLoyalty with respect to any such costs or expenses incurred by Employee after the date of Employee's termination of employment.

      (c) If Employee is terminated by eLoyalty for any reason other than for Serious Misconduct during the Term of Employment, Employee's rights to receive reimbursement of all Relocation Costs, if any, will also terminate immediately, except for: (i) reimbursement of monthly housing payments until December 31, 2006 as described in Section II, Paragraph (3)(a) hereunder; (ii) reimbursement for the final return trip as set forth in Section II, Paragraph 1(c) below;
(iii) reimbursement for the return moving costs as set forth in Section II, Paragraph 2 below; (iv) payment of the Equity Protection Payment (to the extent payable in accordance with the terms thereof) set forth in Section II, Paragraph 3(c) below, and (v) outplacement assistance as set forth in Section II, Paragraph 8 below.

      (d) If permitted under applicable laws, eLoyalty reserves the right to offset all repayments due from Employee hereunder against amounts payable by eLoyalty to Employee under this Agreement, if any, upon termination or expiration of the Term of Employment.

      (e) eLoyalty shall have the right to proceed against Employee or Employee's property in a court in any location to enable eLoyalty to enforce a judgment or other court order entered in favor of eLoyalty. Employee waives any objection that Employee may have to the location of the court in which eLoyalty has commenced a proceeding.

      (f) Employee must submit original receipts for all expense reimbursement set forth herein.

(II)  REIMBURSABLE RELOCATION EXPENSES AND ALLOWANCES:

Subject to the provisions of Section I above, eLoyalty agrees to reimburse Employee for those relocation costs listed below:

1.    Airfares.

      (a) Annual Trips: As long as Employee remains in the employ of eLoyalty , eLoyalty will, during the Applicable Term, reimburse Employee for Employee's purchase of roundtrip airfares from the United States to Australia, for Employee, Employee's spouse, Employee's child and/or Employee's spouse's parents, provided that such reimbursement shall not exceed the net amount of Fifty-Six Thousand United States Dollars (US$56,000) per year ("Annual Airfare Budget").

      (b) Emergency Trips: As long as Employee remains in the employ of eLoyalty, eLoyalty will, during the Applicable Term, reimburse Employee for the purchase of business class airfare for Employee's emergency trips back to Australia, provided that eLoyalty shall have the final determination in its sole discretion as to whether any such trips proposed to be undertaken by Employee qualify as an "emergency trip".

      (c) Final Return Trip: If at the expiration of the Term of Employment or if Employee is terminated by eLoyalty during the Term of Employment for any reason other than for Serious Misconduct and Employee decides to return back to Australia within twelve (12) months after such termination or expiration of the Term of Employment, eLoyalty will purchase for each of Employee, Employee's spouse and Employee's child a business class airfare for a one-way trip from the U.S. to NSW, Australia. This trip may be direct or indirect, provided that the total cost is no greater than the cost of a direct one-way trip from the U.S. to NSW, Australia.

2. Return Shipment of Household Goods and/or Personal Effects. If at the expiration of the Term of Employment or if Employee is terminated by eLoyalty during the Term of Employment for any reason other than for Serious Misconduct and Employee decides to return back to Australia within twelve (12) months after such termination or expiration of the Term of Employment, eLoyalty shall directly pay for the reasonable costs of shipping Employee's furnishings and personal effects from the State of Illinois, U.S. to Employee's primary residence in Australia, provided that Employee has obtained eLoyalty's prior approval of such return shipping costs payable by eLoyalty.

3.    Monthly Housing Allowance; Lease Deposit; and Principal Protection.

      (a)   Monthly Housing Allowance.

            - In connection with Employee's relocation to the U.S. hereunder, Employee has executed a written lease ("Lease") with Howard Kaplan and Louis Natanshon (collectively, "Lessor") for housing in the U.S. for a period of two years, commencing from February 1, 2002 ("Lease Effective Date") and expiring on January 31, 2004 ("Lease Expiration Date").

            - eLoyalty has directly paid to Lessor the net amount of Five Thousand Five Hundred Dollars (U.S.$5,500) representing payment for the final month (the month of January 2004) under the Lease ("Last Month Prepayment").

            - Employee has contracted to purchase a home located at 641 S. Waukegan Road, Lake Forest, Illinois 60045, to serve as her primary residence through at least December 31, 2006 (the "Purchased Residence").

            - As long as Employee remains in the employ of eLoyalty until December 31, 2006, eLoyalty will pay to Employee the net amount of Five Thousand Five Hundred United States Dollars (US$5,500) a month to be applied against either (i) Employee's monthly payments required under the Lease or (ii) Employee's financing payments for the Purchased Residence. Such monthly housing allowance will be paid by eLoyalty to Employee no later than the first of each month. eLoyalty will not be obligated to make such payment for the month of January 2004, as eLoyalty already has made the Last Month Prepayment.

            - If eLoyalty is a guarantor of such Lease and Employee fails to remit to Lessor any such monthly lease payments made by eLoyalty to

                  Employee hereunder, Employee will indemnify and hold harmless eLoyalty (and its subsidiaries, parent and sister companies and their agents, employees, officers and directors) from any and all liabilities, costs and expenses (included, but not limited to, attorney's fees) arising in connection with any claims by Lessor or any third parties against eLoyalty for such monthly payments due under the Lease which have been paid by eLoyalty to Employee. If eLoyalty is a guarantor of such Lease, Employee may not renew the Lease at the Lease Expiration Date without eLoyalty's prior written consent.

            - Consistent with Section I, Paragraph (b), all such monthly housing payments under this Paragraph 4(a) will cease immediately if eLoyalty terminates Employee for Serious Misconduct or Employee resigns at any time and Employee will have no claim against eLoyalty therefor after the date of such termination or resignation. In such event, Employee will indemnify and hold harmless eLoyalty (and its subsidiaries, parent and sister companies and their agents, employees, officers and directors) from any and all liabilities, costs and expenses (included, but not limited to, attorney's fees) arising in connection with any claims by Lessor or any third parties against eLoyalty for any payments due under the Lease after the date of such termination or resignation.

            - If Employee is terminated by eLoyalty for any reason other than for Serious Misconduct during the Applicable Term, eLoyalty will continue to pay Employee her monthly housing allowance until the earliest of (i) the date that Employee both sells the Purchased Residence and makes her final return trip to Australia, (ii) twelve (12) months following the effective date of termination and (iii) the end of the Applicable Term.

      (b) Lease Deposit. eLoyalty has paid directly to the Lessor, a one-time security deposit ("Deposit") in the amount of one month's rent required under the Lease. Employee will ensure that eLoyalty receives a full refund of such Deposit upon the termination or expiration of such Lease. Employee agrees that it will immediately remit to eLoyalty all such Deposit proceeds refunded by the Lessor to Employee. Notwithstanding anything contained in this Agreement, if Employee resigns or is terminated by eLoyalty prior to January 31, 2004, Employee will immediately repay to eLoyalty all such Deposit (not any pro-rata portion) paid by eLoyalty and Employee shall be entitled to retain any such Deposit proceeds refunded by the Lessor to Employee at the termination or expiration of such Lease. eLoyalty reserves the right to offset its loss of any portion of such Deposit against any amounts payable by eLoyalty to Employee upon termination or expiration of the Term of Employment.

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      (c)   Initial Equity Protection.

            - In connection with the purchase of the Purchased Residence, Employee has made an Initial Equity Investment of $276,000, being equal to the difference between (i) the contract purchase price for the Purchased Residence (the "Purchase Price") minus (ii) the original principal amount of the mortgage loan for the Purchased Residence (the "Equity Investment").

            - In the event that, within twelve (12) months following the earlier of (i) expiration of the Applicable Term and (ii) termination of Employee's employment by eLoyalty, other than for Serious Misconduct, Employee sells the Purchased Residence after making a reasonable, good faith effort to maximize the sales price therefor, and the contract sale price, less real estate broker's commission payable by Employee with respect to such sale, but including real property tax pro ration allocations (the "Sale Price"), is such that Employee will not receive amounts in connection with such sale equal to or in excess of the Initial Equity Investment, then eLoyalty shall pay to Employee, within ten (10) days following the closing of such sale and written notification of the Sale Price, an amount equal to the difference between the Initial Equity Investment and the amount so received by Employee (such payment hereinafter referred to as the "Equity Protection Payment").

            - eLoyalty's obligation to make the Equity Protection Payment shall be subject to the following conditions:

                        - Employee shall make all reasonable, good faith efforts to maximize the Sale Price.

                        - Employee shall maintain the Purchased Residence at all times in good condition, ordinary wear and tear excepted.

                        - Employee shall undertake no voluntary act with respect to the Purchased Residence, including, without limitation, any modification thereto, that has the effect of reducing the market value thereof.

                        - Employee shall maintain adequate insurance on the Purchased Residence and, in the event of a loss that reduces the value of Purchased Residence at the time of its sale, the Sale Price shall be deemed increased by the amount of any applicable insurance recovery and the payment of the Equity Protection Payment will be delayed until such amount is reasonably determinable.

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                        -     Employee shall provide eLoyalty with prior written
                              notice (as promptly as is practicable and in no event later than one business day prior to the following described event) of (i) her intent to enter into a sale contract for the Purchased Residence that would result in an Equity
                              Protection Payment and (ii) any amendment or modification to such a sale contract that would increase the amount of any Equity Protection Payment.

      (d) Moving Costs. eLoyalty shall reimburse Employee for all costs incurred by her and associated with her relocation to the Purchased Residence, up to a maximum of Five Thousand Dollars ($5,000) and subject to the presentation of appropriate documentation of the incurrence thereof.

4.    Automobile Lease Allowance; Automobile Registration Costs;

      (a)   Automobile Lease Allowance.

            - During the Initial Term of Employment, eLoyalty will, at eLoyalty's sole discretion, pay to Employee or directly to the applicable automobile leasing company ("Auto Lessor"), the net amount of Seven Hundred and Fifteen United States Dollars (US$715) per month to be applied against Employee's monthly payments required for Employee's lease of an automobile (the "Leased Automobile") in the U.S ("Automobile Lease") until January 31, 2004 ("Automobile Lease Expiration Date"). In addition to the foregoing, eLoyalty has paid directly to the Auto Lessor, a one-time lease acquisition payment ("Acquisition Payment") of One Thousand Dollars (US$1,000), which covers the costs of acquiring the necessary registration and license plates to operate the Leased Automobile in the U.S. as well as other related local governmental fees charged. In no event shall eLoyalty be responsible for reimbursing or paying Employee or Auto Lessor any other associated costs of operating such Leased Automobile (e.g. gasoline, car insurance, repairs and maintenance, renewal registration, vehicle stickers, etc.)

            - Consistent with Section (I)(b) (General Relocation Rules), all such monthly lease payments under this Paragraph 6(a) will cease immediately if eLoyalty terminates Employee for Serious Misconduct or Employee resigns at any time prior to the Automobile Lease Expiration Date, and Employee will be solely responsible for all payments due under the Automobile Lease after the date of such termination or resignation and the Buy-Out Payment described below shall not be made.. In such event, Employee will indemnify and hold

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                  harmless eLoyalty (and its subsidiaries, parent and sister companies and their agents, employees, officers and directors) from any and all liabilities, costs and expenses (included, but not limited to, attorney's fees) arising in connection with any claims by the Auto Lessor or any third parties against eLoyalty for such payments due under the Automobile Lease after the date of such termination or resignation.

            - If Employee is terminated by eLoyalty for any reason other than for Serious Misconduct prior to the Automobile Lease Expiration Date, eLoyalty will, at its sole discretion, either reimburse Employee, or pay to the Auto Lessor, for all monthly payments remaining under the Automobile Lease from Employee's date of termination to the Automobile Lease Expiration Date, provided that at eLoyalty's request, Employee will fully cooperate with eLoyalty in negotiating the early termination of the Auto Lease with Auto Lessor.

            - On or prior, as mutually determined by eLoyalty and Employee, the Automobile Lease Expiration Date, eLoyalty shall pay to Employee an amount equal to the lesser of (i) the amount necessary to purchase the Leased Automobile under the Automobile Lease and (ii) the portion of Employee's Annual Airfare Budget for 2003, which amount Employee shall pay to Auto Lessor or its designee in order to purchase the Leased Automobile.

            - Upon any sale of the Leased Automobile by Employee, Employee shall use commercially reasonable efforts to maximize the sale proceeds thereof and shall promptly remit such proceeds to eLoyalty.

5. Land Tax. As long as Employee remains in the employ of eLoyalty, eLoyalty will, during the Applicable Term, reimburse Employee for the reasonable annual cost of Employee's land tax bill on Employee's current primary residence in Australia (which is the special tax incurred by Employee as Employee will not be living at such primary residence in Australia), which are above and beyond the normal real estate taxes Employee pays on such primary residence and which solely are attributable to Employee's absence from such residence as a result of Employee's relocation to the U.S. to work for eLoyalty.

6. Visa Processing. As long as Employee remains in the employ of eLoyalty, eLoyalty will, during the Applicable Term, pay, or reimburse Employee, for reasonable costs to obtain the proper work authorization from the U.S. Immigration and Naturalization Office (INS) for Employee's U.S. relocation and any necessary dependent U.S. visas required for Employee's spouse and Employee's child in connection with their relocation to the U.S. as a result of Employee's employment by eLoyalty in the U.S.

                                       7

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7.    Taxes.

      (a) Grossing up for Taxes. As long as Employee remains in the employ of eLoyalty, eLoyalty will, during the Initial Term of Employment, reimburse Employee for any incremental taxes actually incurred by Employee (both US and foreign) under the items set forth in Paragraphs 1 through 8 above. eLoyalty will calculate any incremental tax resulting from these items and gross-up Employee's compensation in an amount adequate to offset the increased tax cost.

      (b) Tax Returns Preparation Costs. As long as Employee remains in the employ of eLoyalty, eLoyalty will, during the Initial Term of Employment, pay PriceWaterhouseCoopers (PWC) to prepare both Employee's annual U.S. and Australian income tax returns.

8. Outplacement Assistance. If Employee's employment is terminated by eLoyalty for any reason other than for Serious Misconduct, eLoyalty will provide Employee with up to ninety (90) days of reasonable outplacement assistance, in the geography elected by the Employee, from the outplacement firm of Drake Beam (or another similar outplacement firm designated by eLoyalty) as such services are generally provided to terminated eLoyalty employees.

                                       8